SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 21, 1998

                              THE SOUTHERN COMPANY
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             (Exact name of registrant as specified in its charter)

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         Delaware                     1-3526              58-0690070
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(State or other jurisdiction    (Commission File   (IRS Employer Identification
      of incorporation)              Number)                   No.)


          270 Peachtree Street, NW, Atlanta, Georgia             30303
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           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code       (770) 393-0650
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                                       N/A
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         (Former name or former address, if changed since last report.)



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2

Item 5.         Other Events.

                Since their purchase, the values of certain South American investments of The Southern Company ("Southern") have declined significantly; therefore, in fiscal year 1998 Southern plans to take a one time charge to net income to reflect this decline in value. The amount of such charge has not yet been determined. Such one time charge will significantly impact reported net income for 1998, but is not expected to impact future periods. Southern's equity in these investments totals approximately $400,000,000.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     December 21, 1998               THE SOUTHERN COMPANY



                                          By  /s/ Patricia Roberts
                                                  Patricia Roberts
                                                 Assistant Secretary